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             TEMPEST, ISENHART, CHAFEE, LANSDOWNE & ASSOCIATES, INC.

                                 CODE OF ETHICS


This Code of Ethics (the "Code") establishes rules of conduct for persons who are officers, directors, employees, shareholders, and affiliates of Tempest, Isenhart, Chafee, Lansdowne & Associates, Inc. ("Tempest Isenhart"), and the Firm. The Code governs their personal investments and other investment-related activities.

The basic rule is very simple: Clients' interests come first. Officers, directors, employees, and shareholders have a fiduciary duty to conduct their personal Securities transactions in a manner which does not interfere with Client portfolio transactions or otherwise take unfair advantage of their relationships with Clients. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

Some of these provisions are imposed by law. For example, the Investment Advisers Act of 1940 (the "Advisers Act"), as amended, and the Investment Company Act of 1940 (the "Investment Company Act"), as amended, specifically prohibit fraudulent activity, making statements that are not true or that are misleading, omitting something that is significant in the context, and engaging in manipulative practices. The Advisers Act and the Investment Company Act require Tempest Isenhart to adopt and enforce written procedures reasonably designed to prevent such activities.

This Code will assist persons who serve as officers, directors, employees, and shareholders of Tempest Isenhart in fulfilling their obligations under the law. The first part of the Code explains its applicability. The second part restricts personal investment activities. The third part relates to other sensitive business practices while subsequent parts implement reporting and administrative procedures.

This Code is very important to Tempest Isenhart and those who serve as officers, directors, employees, and shareholders of Tempest Isenhart. Violations of the Code may cause Tempest Isenhart embarrassment, loss of business, legal liability, fines and other punishments. Violations of the Code may result in demotion, suspension, firing, fines and other punishments for individuals.

I.       Applicability

         (A)      The Code applies to the following:

                  1. Every officer, director, employee, and shareholder of Tempest Isenhart. Due to the manner in which Tempest Isenhart conducts its business, every officer, director, employee, and shareholder should assume that they are subject to the Code unless the Compliance Officer specifies otherwise.

                  2. Tempest, Isenhart, Chafee, Lansdowne & Associates, Inc. in securities transactions for its corporate account.

         (B)      Definitions

                  1.       Covered Persons. The persons described in item (A).



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                  2.       Covered Person Accounts. Includes all advisory,
                           brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Covered Person and/or one or more members of a Covered Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Covered Person's spouse and minor children living with the Covered Person. A substantial proportionate economic interest will generally be 10% of the principal amount in the case of an account in which only one Covered Person has an interest and 25% of the principal amount in the case of an account in which more than one Covered Person has an interest, whichever is first applicable. Investment partnerships and similar indirect means of ownership are also included.

                           As an exception, accounts in which one or more Covered Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with Tempest Isenhart and with respect to which no Covered Person has, in the judgment of the Compliance Officer, any direct or indirect influence or control over the investment or portfolio execution process are not Covered Person Accounts.

                  3. Client. Any individual or entity to which Tempest Isenhart provides investment advisory services.

                  4. Compliance Officer. David H. Squire is the Compliance Officer of Tempest Isenhart. H. David Lansdowne is Alternate Compliance Officer.

                  5. Portfolio Managers. Covered Persons responsible for implementing investment decisions in Client accounts. Transactions in Client accounts may be either discretionary or nondiscretionary.

                  6. Security. Any financial instrument treated as a security for investment purposes and any related instrument such as options, futures, warrants, convertible securities, forward or swap contracts entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include direct obligations issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies.

II.      Restrictions on Personal Investing Activities

         (A)      Fraudulent or Deceptive Practices

                  No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Client or on behalf of a Client:

                  1. employ any device, scheme or artifice to defraud a Client;

                  2. make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which made, not misleading;


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                  3.       engage in any act, practice or course of business
                           which would operate as a fraud or deceit upon a Client;

                  4. engage in any manipulative practice with respect to a Client; or

                  5. trade while in possession of material non-public information for personal or Adviser investment accounts, or disclose such information to others in or outside the Adviser.

         (B)      Restrictions on Investment Activities

                  1. If an actual purchase or sale order is pending for any Client, or under active consideration by the firm's Investment Committee, neither the same Security nor any related Security may be bought or sold for any Covered Person Account, unless the Compliance Officer approves the transaction.

                  2. No Covered Person shall effect a transaction for their personal account in a security on which the firm's Investment Committee has taken action until thirty (30) days after the date of the action, unless the Compliance Officer approves the transaction.

                  3. Even after satisfying the 30-day restriction in paragraph (B)2 above, no Covered Person shall effect a transaction in the same or any related security for their personal account on the day that any account managed or advised by our firm is in the process of completing identical transactions, until the Clients' orders are completed or withdrawn. (Checking with the firm's trader will insure that this is observed.)

         (C)      Initial Public Offerings

                  No Security or related Security may be acquired in an initial public offering or through a secondary market underwriting by any Covered Person.

         (D)      Seven Day Rule - Front Running

                  No Portfolio Manager, or Covered Person performing account supervisory functions, shall trade in any security seven days before or seven days after trading the same or a related security in any client's account for which they have responsibility. Such personal trading is commonly known as "Front Running," and is illegal.

         (E)      Exempt Transactions

                  Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Covered Person had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions in paragraphs (B)



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                  and (D) above and do not require pre-clearance under
                  paragraph (G) below.

         (F)      Private Placements

                  The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Covered Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer concludes that no Client would have any foreseeable interest in investing in such Security.

         (G)      Pre-Clearance of Personal Securities Transactions

                  No Security or related security may be bought or sold for any Covered Person Account unless the Covered Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from a designee of the Compliance Officer.

         (H)      Pre-Clearance Process

                  1. A Trading Approval Form (Exhibit A) must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

                  2. After reviewing the proposed trade, the level of potential investment interest on behalf of any Client in the Security in question and Tempest Isenhart's "Diversification List," the Compliance Officer shall approve (or disapprove) the Trading Approval Form on behalf of an Covered Person as expeditiously as possible.

                  3. In the absence of the Compliance Officer, a Covered Person may submit the Trading Approval Form to the Alternate Compliance Officer. Trading approval for Compliance Officer transactions must be obtained from the President of Tempest Isenhart.

                  4. If a Covered Person's Trading Approval Form is approved, the form will be returned to the requesting Covered Person for necessary action on the day of approval. If the Trading Approval Form is not approved, or is not executed on the same day it is approved, the request may be resubmitted at a later date.

                  5. Third party brokers will supply the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities transactions for all Covered Persons in the accounts maintained with such third party broker.

                  6. The Compliance Officer shall regularly review all Trading Approval Forms, all required disclosure certifications and the trading activities on behalf of all Clients with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

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III.     Other Investment-Related Restrictions

         (A)      Gifts

                  No Covered Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.

         (B)      Service As a Director

                  No Covered Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client has an interest without prior authorization from the Compliance Officer based upon a determination that the Board service would not be inconsistent with the best interests of the Client.

         (C)      No Favorable Considerations

                  No Covered Person may solicit or accept any offer made by a broker, whereby they would be enabled to purchase or sell under conditions more favorable than those obtainable or offered to clients.

IV.      Reports and Additional Compliance Procedures

         Every Covered Person must submit a quarterly report (Exhibit B) containing the information set forth in paragraph (B) below with respect to transactions in any Security in which such Covered Person has acquired or by reason of such transactions will acquire any direct or indirect beneficial ownership (Exhibit C); provided, however, that:

         (A) a Covered Person need not make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

         (B)      A Covered Person must submit the report required by this
                  Article IV to the Compliance Officer no later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

                  1. The date of the transaction, the title and number of shares or the principal amount of fixed income Securities;

                  2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  3.       The price at which the transaction was effected; and

                  4. The name of the broker, dealer or bank with or through whom the transaction was affected.

         (C)      Any report submitted to comply with the requirements of this
                  Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates.

         (D) At the time of initial association or employment with Tempest Isenhart, each

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                  Covered Person shall be required to disclose all current
                  personal Securities holdings in any account in which such Covered Person has an interest. Upon association or employment with Tempest Isenhart, each Covered Person must certify on a report (Exhibit D) that he has read and understands the Code and recognizes that he is subject to such Code.

         (E) Annually each Covered Person must certify (Exhibit D) that he has read and understands the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability.

         (F) Any Covered Person who participates in Investment Committee discussions, shall at that time reveal their personal position or interest in any security being considered and any transactions in the security during the month prior to the date of consideration.

         (G) At least annually (or quarterly in the case of Items 2 and 3 below), Tempest Isenhart shall report to the Board of Directors of any investment company registered pursuant to the Investment Company Act for which Tempest Isenhart serves as investment adviser:

                  1. All existing procedures concerning Covered Persons' personal trading activities and reporting requirements and any procedural changes made during the past year;

                  2. A summary of any violations of this Code which occurred during the past quarter and the nature of any remedial action taken; and

                  3. Any exceptions made hereunder, which will be maintained in writing by the Compliance Officer.

V.       Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of Tempest Isenhart may impose whatever sanctions within its power the Board deems appropriate, including, among other things: censure, suspension or termination of employment and recommendations of disgorgement of profit.





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VI.      Exceptions

         The Compliance Officer reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code.

VII.     Preservation of Documents

         This Code, a copy of each report by a Covered Person, any written report made hereunder by Tempest Isenhart or the Compliance Officer, and lists of all persons required to make reports shall be preserved with the records of Tempest Isenhart for a five year period in an easily accessible place.

VIII.    Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Tempest Isenhart.

IX.      Further Information

         Any questions with regard to the applicability of the provisions of this Code or with regard to any Securities transactions should be referred to the Compliance Officer or the Alternate Compliance Officer.

APPROVED FOR AND ADOPTED BY TEMPEST, ISENHART, CHAFEE, LANSDOWNE & ASSOCIATES, INC.



BY:
    -------------------------------
TITLE:
      -----------------------------
DATE:
     ------------------------------




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                                                                       Exhibit A


             TEMPEST, ISENHART, CHAFEE, LANSDOWNE & ASSOCIATES, INC.
                       PRE-CLEARANCE TRADING APPROVAL FORM


I, ______________________________________ (print name), am a Covered Person and seek approval to engage in the transaction described below:

Name of Account:
                 --------------------------------------------------------------
Account Number:
                 --------------------------------------------------------------
Broker:
        -----------------------------------------------------------------------
Date of Request:
                ---------------------------------------------------------------
("Good Until Cancelled" and similar open orders will be reviewed daily for approval or disapproval.)

                          PURCHASE OR SALE (CIRCLE ONE)

If requested transaction is for a sale, date of purchase must be provided      .
                                                                         ------
Security:
          ---------------------------------------------------------------------
Amount or # of Shares:
                       --------------------------------------------------------

For any Security that is not publicly traded, a description of proposed transaction, source, or investment opportunity and any potential conflicts of interest must be included with this request:




I hereby certify that, to the best of my knowledge, the transaction described hereon is not prohibited by Tempest Isenhart's Code of Ethics dated March 12, 1998 and that the opportunity to engage in this transaction did not arise by virtue of my activities on behalf of any Client, nor as a result of access to material non-public information.


Signature:
          --------------------------------------------------------
Approved or Disapproved (Circle One)



Signature:
          --------------------------------------------------------
          Compliance Officer                      Date



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             TEMPEST, ISENHART, CHAFEE, LANSDOWNE & ASSOCIATES, INC.

     Quarterly Report - Securities Transactions for Calendar Quarter Ending:

Report submitted by:                                               (print name)
                    --------------------------------------------

The undersigned, pursuant to the provisions of the Code of Ethics for the Officers, Directors and Employees of Tempest, Isenhart, Chafee, Lansdowne & Associates, Inc., and Regulation 275,204-2 (a) (12) (A) & (B) of the Investment Advisers Act of 1940 (as amended) hereby submits the following record of securities transactions (if no reportable transactions, annotate this report accordingly):

# Shares                                   Purchase, Sale    Trade    Time
$ Bond       Title of Security    Price        Other         Date   Submitted*  Broker, Dealer, Other
--------     -----------------   -------   --------------    -----  ----------  ---------------------












* Required for securities on which Investment Committee action has been taken and/or are on Diversification List.

The above record of transactions shall not be construed as an admission that the undersigned has any direct or indirect beneficial ownership in the security or securities to which this report relates.

I hereby certify that I am fully familiar with the Code of Ethics and that to the best of my knowledge, the information furnished on this report is complete, true and accurate.


--------------------------------     -----------------
Signature                                Date


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                                                                       Exhibit C

                              BENEFICIAL OWNERSHIP

         For purposes of this Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the Covered Person is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

         A Covered Person may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, financial benefits substantially equivalent to those of ownership are obtained by the Covered Person. A Covered Person is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.


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                                                                       Exhibit D




             TEMPEST, ISENHART, CHAFEE, LANSDOWNE & ASSOCIATES, INC.
                     ANNUAL CERTIFICATION OF CODE OF ETHICS


A. I ________________ (print name) hereby certify that I have read and understand the Code of Ethics dated March 12, 1998, and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years, there have been no complaints or disciplinary actions filled against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment adviser; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment adviser, securities or commodities broker or dealer, commodity pool operator or trading adviser or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading adviser or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.



                         Signature
-------------------------
                         Date
-------------------------